Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 75 to the Registration Statement on Form N-1A of Fidelity School Street Trust: Fidelity Intermediate Municipal Income Fund of our report dated February 13, 2007, Fidelity New Markets Income Fund of our report dated February 15, 2007 and Fidelity Strategic Income Fund of our report dated February 21, 2007 on the financial statements and financial highlights included in the December 31, 2006 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We further consent to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
February 26, 2007